EXHIBIT E

                                 EnerShop, Inc.
                             Statement of Cash Flows
                    For The Quarter Ended September 30, 1997
                                    Unaudited
                                     (000's)

OPERATING ACTIVITIES
  Net Income (Loss)                                             $(772)
  Depreciation                                                      5
  Change in Assets and Liabilities:
     Change in Nonaffiliated Accounts Receivable                  416
     Change in Nonaffiliated Accounts Payable                     (44)
     Change in Affiliated Accounts Payable                         20
     Change in Accrued Taxes                                      103
     Change in Other                                              275
                                                                -----
TOTAL OPERATING ACTIVITIES                                          3

INVESTING ACTIVITIES
  Construction Expenditures                                      (456)
  Note Receivable Increase / (Decrease)                          --
  Other Investing Activities                                     (323)
                                                                -----
TOTAL INVESTING ACTIVITIES                                       (779)

FINANCING ACTIVITIES
  Capital Contributions                                          --
  Change in Short Term Debt                                       775
                                                                -----
TOTAL FINANCING ACTIVITIES                                       --

                                                                -----
NET CHANGE IN CASH AND CASH EQUIVALENTS                          --
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